Exhibit 23. (i)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



  We consent to the incorporation by reference into this Registration Statement on Form S-2 of our report dated February 27, 1998 (except for Note 16, as to which date is March 3, 1998), on our audit of the consolidated balance sheets of Avalon Community Services, Inc. and subsidiaries as of December 31, 1996 and December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flow for the years then ended. We also consent to the reference to our firm under the caption "Experts."




                                                         Grant Thornton LLP


Oklahoma City, Oklahoma
September 2, 1998



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